UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 13, 2013
(Date of earliest event reported: February 11, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Departure of Directors or Certain Officers;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Election of Ceci Kurzman as a Director.  Revlon, Inc.’s Board of Directors elected Ms. Ceci Kurzman as a Director of Revlon, Inc., effective February 11, 2013. With the election of Ms. Kurzman, Revlon, Inc.’s Board of Directors is now comprised of thirteen members, nine of whom constitute independent Directors under NYSE and SEC standards.

Ms. Kurzman is the President and Founder of Nexus Management Group (“Nexus”), a talent representation and consulting group focused on 360-degree marketing and asset-building strategies that has partnered with numerous recognized artists, including Shakira and Alicia Keys.  Prior to founding Nexus, Ms. Kurzman joined Epic/Sony Music in 1997 as Vice President of Worldwide Marketing and held positions of increasing responsibility there until 2004.  From 1992 to 1997, Ms. Kurzman held positions of increasing responsibility at Arista Records, including serving as Director of Artist Development.

Ms. Kurzman is not a party to any arrangement or understanding that would require disclosure under Item 5.02 of the Current Report on Form 8-K, nor any of the transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: February 13, 2013